Rule 424(b)(3)  	  File No. 333154128


AMERICAN DEPOSITARY SHARES
(One (1) American Depositary Share
represents
Four (4) Shares)

THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR COMMON STOCK, OF
TOKYO GAS CO., LTD.
(INCORPORATED UNDER THE LAWS
OF JAPAN)
       The Bank of New York Mellon, as
depositary (hereinafter called the
Depositary), hereby certifies (i) that there have been deposited with the Depositary or its agent, nominee, custodian, clearing agency or correspondent, the securities described above (Shares) or evidence of the right to receive such Shares, (ii) that at the date hereof each American Depositary Share evidenced by this Receipt represents the amount of Shares shown above, and that or registered assigns IS THE OWNER OF
________ AMERICAN DEPOSITARY
SHARES
hereby evidenced and called, and except as otherwise herein expressly provided, is entitled upon surrender at the Corporate Trust
Office of the Depositary, New York, New
York of this Receipt duly endorsed for
transfer and upon payment of the charges as provided on the reverse of this Receipt and in compliance with applicable laws or governmental regulations, at Owners option
(1) to delivery at the office of the agent, nominee, custodian, clearing agency or correspondent of the Depositary, to a person specified by Owner, of the amount of Deposited Securities represented hereby or evidence of the right to receive the same or
(2) to have such Deposited Securities
forwarded at his cost and risk to him at the Corporate Trust Office of the Depositary.
 The words Deposited Securities wherever
used in this Receipt shall mean the Shares deposited under the agreement created by the Receipts (as hereinafter defined) (including such evidence of the right to receive the same), and any and all other securities, cash and other property held by the Depositary in place thereof or in addition thereto as provided herein. The word Owner wherever used in this Receipt shall mean the name in which this Receipt is registered upon the books of the Depositary from time to time.
 The Depositarys Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust
Office is located at 101 Barclay Street, New
York, New York 10286, and its principal
executive office is located at One Wall Street, New York, New York 10286.
             1.
                    RECEIPTS.
       This American Depositary Receipt
(this Receipt) is one of a continuing issue of American Depositary Receipts (collectively, the Receipts), all evidencing rights of like tenor with respect to the Deposited Securities, and all issued or to be issued upon the terms and subject to the conditions herein provided, which shall govern the continuing arrangement by the Depositary with respect to initial deposits as well as the rights of holders and Owners of Receipts subsequent to such deposits.
       The issuer of the Receipts is deemed
to be the legal entity resulting from the agreement herein provided for.
       The issuance of Receipts against
deposits generally may be suspended, or the issuance of Receipts against the deposit of particular Shares may be withheld, if such action is deemed necessary or advisable by the Depositary at any time and from time to time because of any requirements of any government or governmental body or commission or for any other reason. The
Depositary assumes no liability with respect to the validity or worth of the Deposited
Securities.
             2.
                    TRANSFER OF
RECEIPTS.
       Until the surrender of this Receipt in
accordance with the terms hereof, the
Depositary will maintain an office in the Borough of Manhattan, The City of New
York, for the registration of Receipts and transfers of Receipts where the Owners of the Receipts may, during regular business hours, inspect the transfer books maintained by the Depositary that list the Owners of the Receipts. The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes, and the fees and expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or
Receipts surrendered. Upon such split or combination not involving a transfer, a charge will be made as provided herein. The
Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties hereunder.
             3.
                    PROOF OF
CITIZENSHIP OR RESIDENCE.
       The Depositary may require any
holder or Owner of Receipts, or any person presenting securities for deposit against the issuance of Receipts, from time to time, to file such proof of citizenship or residence and to furnish such other information, by affidavit or otherwise, and to execute such certificates and other instruments as may be necessary or proper to comply with any laws or regulations relating to the issuance or transfer of Receipts, the receipt or distribution of dividends or other property, or the taxation thereof or of receipts or deposited securities, and the Depositary may withhold the issuance or registration of transfer of any Receipt or payment of such dividends or delivery of such property from any holder, Owner or other person, as the case may be, who shall fail to file such proofs, certificates or other instruments.
             4.
                    TRANSFERABILIT
Y; RECORDOWNERSHIP.
       It is a condition of this Receipt and
every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that prior to the due presentation of this Receipt for registration of transfer as above provided, and subject to the provisions of Article 9 below, the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends and for any other purpose.
             5.
                    TAX LIABILITY.
       The Depositary shall not be liable for
any taxes or governmental or other
assessments or charges that may become
payable in respect of the Deposited
Securities, but a ratable part of any and all of the same, whether such tax, assessment or charge becomes payable by reason of any present or future law, statute, charter provision, bylaw, regulation or otherwise, shall be payable by the Owner hereof to the Depositary at any time on request. Upon the failure of the holder or Owner of this Receipt to pay any such amount, the Depositary may sell for account of such Owner an amount of the Deposited Securities equal to all or any part of the amount represented by this Receipt, and may apply the proceeds in payment of such obligations, the Owner hereof remaining liable for any deficiency.
             6.
                    REPRESENTATION
S AND WARRANTIES.
       Every person presenting Shares for
deposit shall be deemed thereby to represent and warrant that such Shares and each certificate, if any, therefor are validly issued, fully paid and nonassessable, that such Shares were not issued in violation of any preemptive or similar rights of the holders of any securities and that the person making such deposit is duly authorized so to do.
 Every such person shall also be deemed to represent that the deposit of such securities and the sale of American Depositary Shares representing such Shares by that person in the United States are not restricted under the Securities Act of 1933, as amended (the
Securities Act of 1933).  Such
representations and warranties shall survive the deposit of such securities and issuance of Receipts.
       This Receipt is issued subject, and all
rights of the holder or Owner hereof are expressly subject, to the terms and conditions set forth on both sides of this Receipt, all of which form a part of the agreement evidenced in this Receipt and to all of which the holder or Owner hereof by accepting this Receipt consents.
             7.
                    REPORTS OF
ISSUER OF DEPOSITED SECURITIES;
VOTING RIGHTS.
       As of the date of the establishment of
the program for issuance of Receipts by the Depositary, the Depositary believed, based on limited investigation, that the issuer of the Deposited Securities either (i) furnished the Securities and Exchange Commission (the
Commission) with certain public reports and documents required by foreign law or otherwise or (ii) published information in English on its Internet website at www.tokyogas.co.jp or another electronic information delivery system generally available to the public in its primary trading market, in either case in compliance with Rule 12g32(b) under the Securities and Exchange Act of 1934 as in effect and applicable to that issuer at that time.
 However, the Depositary does not assume
any duty to determine if the issuer of the Deposited Securities is complying with the current requirements of Rule 12g32(b) or to take any action if that issuer is not complying with those requirements.
       The Depositary shall be under no
obligation to give notice to the holder or Owner of this Receipt of any meeting of shareholders or of any report of or communication from the issuer of the Deposited Securities, or of any other matter concerning the affairs of such issuer, except as herein expressly provided. The Depositary undertakes to make available for inspection by holders and Owners of the Receipts at its Corporate Trust Office, any reports and communication received from the issuer of the Deposited Securities that are both (i) received by the Depositary as the holder of the Deposited Securities and (ii) made generally available to the holders of the Deposited Securities by the issuer thereof.
 Such reports and communications will be
available in the language in which they were received by the Depositary from the issuer of the Deposited Securities, except to the extent, if any, that the Depositary in its sole discretion elects to both (i) translate into English any of such reports or communications that were not in English when received by the Depositary and (ii) make such translations, if any, available for inspection by holders and Owners of the Receipts. The Depositary has no obligation of any kind to translate any of such reports or communications or to make such translation, if any, available for such inspection.
       The Depositary may, in its discretion,
exercise, in any manner, or not exercise, any and all voting rights that may exist in respect of the Deposited Securities. The Depositary may, but assumes no obligation to, notify
Owners of an upcoming meeting of holders of Deposited Securities or solicit instructions from Owners as to the exercise of any voting rights with respect to the Deposited Securities.
Upon the written request of the Owner of this Receipt and payment to it of any expense involved, the Depositary may, in its sole discretion, but assumes no obligation to, exercise any voting rights with respect to the amount of the Deposited Securities represented by the American Depositary
Shares evidenced by this Receipt in
accordance with that request.
             8.
                    DISTRIBUTIONS.
       Until the surrender of this Receipt, the Depositary (a) shall distribute or otherwise make available to the Owner hereof, at a time and in such manner as it shall determine, any distributions of cash, Shares or other securities or property (other than subscription or other rights) and (b) may distribute or otherwise make available to the Owner hereof, at a time and in such manner as it shall determine, any distributions of subscription or other rights, in each case received with respect to the amount of Deposited Securities represented hereby, after deduction, or upon payment of the fees and expenses of the Depositary described in
Article 13 below, and the withholding of any taxes in respect thereof; provided, however, that the Depositary shall not make any distribution for which it has not received satisfactory assurances, which may be an opinion of United States counsel, that the distribution is registered under, or is exempt from or not subject to the registration requirements of, the Securities Act of 1933 or any other applicable law. If the Depositary is not obligated, under the preceding sentence, to distribute or make available a distribution under the preceding sentence, the Depositary may sell such Shares, other securities, subscription or other rights, securities or other property, and the Depositary shall distribute the net proceeds of a sale of that kind to the Owners entitled to them, after deduction or upon payment of the fees and expenses of the Depositary described in Article 13 below and the withholding of any taxes in respect thereof. In lieu of distributing fractional
American Depositary Shares for distributed
Shares or other fractional securities, the Depositary may, in its discretion, sell the amount of securities or property equal to the aggregate of those fractions. In the case of subscription or other rights, the Depositary may, in its discretion, issue warrants for such subscription or other rights and/or seek instructions from the Owner of this Receipt as to the disposition to be made of such subscription or other rights. If the Depositary does not distribute or make available to Owners or sell distributed subscription or other rights, the Depositary shall allow those rights to lapse. Sales of subscription or other rights, securities or other property by the Depositary shall be made at such time and in such manner as the Depositary may deem advisable.
       If the Depositary shall find in its
opinion that any cash distribution is not convertible in its entirety or with respect to the Owners of a portion of the Receipts, on a reasonable basis into U.S. Dollars available to it in the City of New York, or if any required approval or license of any government or agency for such conversion is denied or is not obtainable within a reasonable period, the Depositary may in its discretion make such conversion and distribution in U.S. Dollars to the extent possible, at such time and rates of conversion as the Depositary shall deem appropriate, to the Owners entitled thereto and shall with respect to any such currency not converted or convertible either (i) distribute such foreign currency to the holders entitled thereto or (ii) hold such currency for the respective accounts of such Owners uninvested and without liability for interest thereon, in which case the Depositary may distribute appropriate warrants or other instruments evidencing rights to receive such foreign currency.
             9.
                    RECORD DATES
ESTABLISHED BY DEPOSITARY.
       Whenever any cash dividend or other
cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be offered, with respect to Deposited Securities, or whenever the Depositary shall receive notice of any meeting of Owners of Deposited Securities, or whenever it is necessary or desirable to determine the Owners of Receipts, the Depositary will fix a record date for the determination of the Owners generally or the Owners of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or responsible for any other purpose for which the record date was set.
             10.
                    CHANGES
AFFECTING DEPOSITED SECURITIES.
       Upon (i) any change in nominal value
or any subdivision, combination or any other reclassification of the Deposited Securities, or
(ii) any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party, or (iii) the redemption by the issuer of the Deposited Securities at any time of any or all of such Deposited Securities (provided the same are subject to redemption), then and in any such case the Depositary shall have the right to exchange or surrender such Deposited
Securities and accept and hold hereunder in lieu thereof other shares, securities, cash or property to be issued or delivered in lieu of or in exchange for, or distributed or paid with respect to, such Deposited Securities. Upon any such exchange or surrender, the Depositary shall have the right, in its discretion, to call for surrender of this Receipt in exchange (upon payment of fees and expenses of the Depositary) for one or more new Receipts of the same form and tenor as this Receipt, but describing the substituted
Deposited Securities. In any such case the Depositary shall have the right to fix a date after which this Receipt shall only entitle the Owner to receive such new Receipt or Receipts. The Depositary shall mail notice of any redemption of Deposited Securities to the Owners of Receipts, provided that in the case of any redemption of less than all of the Deposited Securities, the Depositary shall select in such manner as it shall determine an equivalent number of American Depositary
Shares to be redeemed and shall mail notice of redemption only to the Owners of Receipts evidencing those American Depositary
Shares. The sole right of the Owners of Receipts evidencing American Depositary
Shares designated for redemption after the mailing of such notice of redemption shall be to receive the cash, rights and other property applicable to the same, upon surrender to the Depositary (and upon payment of its fees and expenses) of the Receipts evidencing such American Depositary Shares.
             11.
                    LIABILITY OF
DEPOSITARY.
       The Depositary shall not incur any
liability to any holder or Owner of this Receipt (i) if by reason of any provisions of any present or future law of the United States of America, any state thereof, or of any other country, or of any governmental or regulatory authority, or by reason of any provision, present or future, of the charter or articles of association or similar governing document of the issuer or of the Deposited Securities, the Depositary shall be prevented, delayed or forbidden from or subjected to any civil or criminal penalty or extraordinary expenses on account of doing or performing any act or thing which by the terms hereof it is provided shall be done or performed, (ii) by reason of any nonperformance or delay, caused as specified in clause (i) above, in the performance of any act or thing which by the terms of this Receipt it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for herein, (iv) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not made available to Owners or holders, (v) for any special, consequential or punitive damages for any breach of the terms of this Receipt or (vi) arising out of any act of God, terrorism or war or any other circumstances beyond its control.
       The Depositary shall not be
responsible for any failure to carry out any requests to vote any Deposited Securities or for the manner or effect of any vote that is cast either with or without the request of any Owner, or for not exercising any right to vote any Deposited Securities.
       The Depositary does not assume any
obligation and shall not be subject to any liability to holders or Owners hereunder other than agreeing to act without negligence or bad faith in the performance of such duties as are specifically set forth herein.
       The Depositary shall be under no
obligation to appear in, prosecute or defend, any action, suit or other proceeding in respect of any of the Deposited Securities or in respect of the Receipts on behalf of Owners or holders or any other persons. The
Depositary shall not be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants or any other persons believed by it in good faith to be competent to give such advice or information.
       The Depositary, subject to Article 14
hereof, may itself become the owner of and deal in securities of any class of the issuer of the Deposited Securities and in Receipts of this issue.
             12.
                    TERMINATION OF
AGREEMENT AND SURRENDER OF
THIS RECEIPT.
       The Depositary may at any time
terminate the agreement evidenced by this Receipt and all other Receipts by mailing notice of such termination to the Owners of all Receipts then outstanding at their addresses appearing upon the books of the Depositary, at least thirty days prior to the date fixed in such notice for termination. On and after such date of termination the Owner hereof, upon surrender of this Receipt at the Corporate Trust Office of the Depositary, will be entitled to delivery of the amount of the Deposited Securities represented hereby upon the same terms and conditions, and upon payment of a fee at the rates provided herein with respect to the surrender of this Receipt for Deposited Securities and on payment of applicable taxes and charges. The Depositary may convert any dividends received by it in cash after the termination date into U.S.
Dollars as herein provided, and after
deducting therefrom the fees of the
Depositary and referred to herein and any taxes and governmental charges and shall thereafter hold the balance of said dividends for the pro rata benefit of the Owners of the respective Receipts. As to any Receipts not so surrendered within thirty days after such date of termination the Depositary shall thereafter have no obligation with respect to the collection or disbursement of any subsequent dividends or any subscriptions or other rights accruing on the Deposited
Securities. After the expiration of three months from such date of termination the Depositary may sell any remaining Deposited
Securities in such manner as it may
determine, and may thereafter hold
uninvested the net proceeds of any such sale or sales together with any dividends received prior to such sale or the U.S. Dollars received on conversion thereof, unsegregated and without liability for any interest thereon, for the pro rata benefit of the Owners of the Receipts that have not theretofore been surrendered for cancellation, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.
 After making such sale, or if no such sale can be made after the expiration of one year from such date of termination, the Depositary shall be discharged from all obligations whatsoever to the holders and Owners of the Receipts except to make distribution of the net proceeds of sale and of such dividends
(after deducting all fees, charges and
expenses of the Depositary) or of the
Deposited Securities, in case no sale can be made, upon surrender of the Receipts.
             13.
                    CERTAIN FEES
AND CHARGES OF THE DEPOSITARY.
       The Depositary may charge any party
depositing or withdrawing Shares, any party transferring or surrendering Receipts, any party to whom Receipts are issued (including issuance pursuant to a stock dividend or stock split or an exchange of stock or distribution pursuant to Articles 8 or 10) or Owners, as applicable, (i) fees for the delivery or surrender of Receipts and deposit or withdrawal of Shares, (ii) fees for distributing cash, Shares or other property received in respect of Deposited Securities, (iii) taxes and other governmental charges, (iv) registration or custodial fees or charges relating to the Shares, (v) cable, telex and facsimile transmission expenses, (vi) foreign currency conversion expenses and fees, (vii) depositary servicing fees and (viii) any other fees or charges incurred by the Depositary or its agents in connection with the Receipt program. The Depositarys fees and charges may differ from those of other depositaries.
 The Depositary reserves the right to modify, reduce or increase its fees upon thirty (30) days notice to the Owner hereof. The
Depositary will provide, without charge, a copy of its latest schedule of fees and charges to any party requesting it.
       The Depositary may charge fees for
receiving deposits and issuing Receipts, for delivering Deposited Securities against surrendered Receipts, for transfer of
Receipts, for splits or combinations of
Receipts, for distribution of each cash or other distribution on Deposited Securities, for sales or exercise of rights, or for other services performed hereunder. The
Depositary reserves the right to modify, reduce or increase its fees upon thirty (30) days notice to the Owner hereof. The
Depositary will provide, without charge, a copy of its latest fee schedule to any party requesting it.
             14.
                    PRERELEASE OF
RECEIPTS.
       Notwithstanding any other provision
of this Receipt, the Depositary may execute and deliver Receipts prior to the receipt of Shares (PreRelease). The Depositary may deliver Shares upon the receipt and cancellation of Receipts which have been PreReleased, whether or not such cancellation is prior to the termination of such PreRelease or the Depositary knows that such Receipt has been PreReleased. The Depositary may receive Receipts in lieu of Shares in satisfaction of a PreRelease. Each PreRelease will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of PreReleases will not normally exceed thirty percent (30%) of the Shares deposited with the Depositary; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.
       The Depositary may retain for its own
account any compensation received by it in connection with the foregoing.
             15.
                    COMPLIANCE
WITH U.S. SECURITIES LAWS.
       Notwithstanding any terms of this
Receipt to the contrary, the Depositary will not exercise any rights it has under this Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws including, but not limited to, Section 1A(1) of the General Instructions to the Form F6
Registration Statement, as amended from time to time, under the Securities Act of 1933.
             16.
                    GOVERNING LAW;
VENUE OF ACTIONS; JURY TRIAL
WAIVER.
       This Receipt shall be interpreted and
all rights hereunder and provisions hereof shall be governed by the laws of the State of New York.
       All actions and proceedings brought
by any Owner or holder of this Receipt
against the Depositary arising out of or relating to the Shares or other Deposited
Securities, the American Depositary Shares or the Receipts, or any transaction contemplated herein, shall be litigated only in courts located within the State of New York.
       EACH OWNER AND HOLDER
HEREBY IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN ANY
SUIT, ACTION OR PROCEEDING
AGAINST THE DEPOSITARY DIRECTLY
OR INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR OTHER
DEPOSITED SECURITIES, THE
AMERICAN DEPOSITARY SHARES OR
THE RECEIPTS, OR ANY TRANSACTION
CONTEMPLATED HEREIN, OR THE
BREACH HEREOF, INCLUDING
WITHOUT LIMITATION, ANY QUESTION
REGARDING EXISTENCE, VALIDITY OR
TERMINATION (WHETHER BASED ON
CONTRACT, TORT OR ANY OTHER
THEORY).
             17.
                    AMENDMENT OF
RECEIPTS.
       The form of the Receipts and the
agreement created thereby may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts; provided, however, that such thirty (30) days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses. Every Owner and holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited
Securities represented by the American
Depositary Shares evidenced thereby, except in order to comply with mandatory provisions of applicable law.